EXECUTION VERSION
AMENDED AND RESTATED
CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT
          This AMENDED AND RESTATED CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of October 13, 2009, by and between Revlon, Inc., a Delaware corporation (the “Company”), and MacAndrews & Forbes Holdings Inc., a Delaware corporation (“MacAndrews & Forbes,” and together with the Company, the “parties”) amends and restates the CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of October 8, 2009, by and between Company and MacAndrews & Forbes.
W I T N E S S E T H
          WHEREAS, MacAndrews & Forbes and Revlon Consumer Products Corporation, a Delaware corporation and the Company’s wholly-owned operating subsidiary (“RCPC”), are parties to that certain Senior Subordinated Term Loan Agreement, dated as of January 30, 2008 (as amended by Amendment No. 1 thereto, dated as of November 14, 2008, Amended and Restated Amendment No. 2 thereto, dated as of September 23, 2009 and as it may be further amended, supplemented or otherwise modified from time to time, the “Senior Subordinated Term Loan Agreement”);
          WHEREAS, the Company’s Board of Directors has authorized, and the Company has consummated, an exchange offer, on the terms and subject to the conditions set forth in the Schedule TO filed by the Company with the United States Securities and Exchange Commission on August 10, 2009 (as amended on August 11, 2009, August 19, 2009, August 27, 2009, September 3, 2009, September 11, 2009, September 18, 2009, September 24, 2009 and October 8, 2009) (the “Exchange Offer”), pursuant to which each share of the Company’s Class A common stock, $0.01 par value (the “Class A Common Stock”), held by the Company’s stockholders was exchangeable for one share of the Company’s Series A preferred stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”);
          WHEREAS, pursuant to Section 1 of that certain Contribution and Stockholder Agreement, dated as of August 9, 2009, by and between the Company and MacAndrews & Forbes (as amended by Amendment No. 1 thereto, dated as of September 23, 2009 and as it may be further amended, supplemented or otherwise modified from time to time, the “Contribution Agreement”), MacAndrews & Forbes agreed to contribute to the Company, effective upon the consummation of the Exchange Offer, $5.21 of the principal amount of the loan under the Senior Subordinated Term Loan Agreement, for each share of Class A Common Stock exchanged in the Exchange Offer (provided that MacAndrews & Forbes shall not contribute more than $105.43 million of the outstanding principal amount of the loan under the Senior Subordinated Term Loan Agreement); and
          WHEREAS, approximately 9,336,905 shares of Class A Common Stock were exchanged in the Exchange Offer, including 4,512 shares delivered pursuant to guaranteed delivery procedures.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
          1. Contribution and Assignment. Effective as of October 8, 2009, on the terms and subject to the conditions set forth herein, MacAndrews & Forbes does hereby contribute, assign and convey to the Company all of MacAndrews & Forbes’ right, title and interest in its capacity as Lender in and to, and all of MacAndrews & Forbes’ rights, obligations, duties and interests as Lender under the Senior Subordinated Term Loan Agreement, with respect to $48,645,275.05 of the principal amount of the Loan (as defined under the Senior Subordinated Term Loan Agreement) (the “Contributed Loan”)).
          2. Acceptance and Assumption. Effective as of October 8, 2009, on the terms and subject to the conditions set forth herein, the Company does hereby accept and assume all of MacAndrews & Forbes’ right, title and interest in and to the Contributed Loan and assume all rights, obligations, duties and interests of MacAndrews & Forbes relating thereto under the Senior Subordinated Term Loan Agreement.
          3. Further Assurances. From time to time at or after the effective date of this Agreement, each of the parties to this Agreement shall cooperate and use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby.
          4. Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy or electronic mail notice, when sent and receipt has been confirmed, addressed as follows (or to such other address as may be hereafter notified by any of the respective parties hereto):

If to the Company, to:

Revlon, Inc.
237 Park Avenue
New York, NY 10017
Telecopy:	(212) 527-5693
Attention:	Robert K. Kretzman, Esq.
Executive Vice President, Chief Legal Officer
and General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telecopy:	(212) 735-2000
Attention:	Franklin M. Gittes, Esq.
Alan C. Myers, Esq.

If to MacAndrews & Forbes, to:

MacAndrews & Forbes Holdings, Inc.
35 East 62 Street
New York, NY 10065
Telecopy:	(212) 572-8439
Attention:	Barry F. Schwartz
Executive Vice Chairman

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10025
Telecopy:	(212) 403-2000
Attention:	Adam O. Emmerich, Esq.
Trevor S. Norwitz, Esq.
          5. Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          7. GOVERNING LAWS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8. Submission To Jurisdiction; Waivers. Each of the Company and MacAndrews & Forbes hereby irrevocably and unconditionally:
(a)	submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New

York, and appellate courts from any thereof;

(b)	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other party at its address set forth in Section 4 hereof or at such other address of which such party shall have been notified pursuant thereto;

(d)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)	waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.
              9. WAIVERS OF JURY TRIAL. THE COMPANY AND MACANDREWS & FORBES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

REVLON, INC.
By:	/s/ Robert K. Kretzman
	Name:	Robert K. Kretzman
	Title:	Executive Vice President, Human Resources, Chief Legal Officer and General Counsel

MACANDREWS & FORBES HOLDINGS INC.
By:	/s/ Barry F. Schwartz
	Name:	Barry F. Schwartz
	Title:	Executive Vice Chairman